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                                                                       EXHIBIT 5
                                January 23, 1996



Kulicke and Soffa Industries, Inc.
2101 Blair Mill Road
Willow Grove, PA  19090


Gentlemen:

     We have acted as counsel to Kulicke & Soffa Industries, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to 1,700,000 Common Shares of the Company, no par value per share (the "Shares"), issuable upon the exercise of options granted under the Company's 1994 Employee Stock Option Plan (the "Plan").

     In this capacity, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Company's Restated Articles of Incorporation, its By-laws, resolutions of its Board of Directors and shareholders, the Plan, and such other documents and corporate records as we have deemed appropriate for the purpose of giving this opinion.

     Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the Shares issued by the Company upon the exercise of stock options properly granted under the Plan and payment therefor in accordance with the terms of the Plan will be validly issued, fully paid and nonassessable by the Company.

     The opinions expressed herein are limited to the business corporation law of the Commonwealth of Pennsylvania.

     We consent to the use of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act of 1933 since we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission.


                               Very truly yours,


                               /s/ DRINKER BIDDLE & REATH